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                                                                    EXHIBIT 23.1

Exhibit 23.1  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-101346 and No. 333-75738) and Form S-3
(No.   333-101347,   No.  333-33026  and  No.  333-79911)  and  in  the  related
Prospectuses, of our report, dated January 8, 2003, relating to the consolidated financial statements of Eastern Virginia Bankshares, Inc. and Subsidiaries included in the 2002 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ Yount, Hyde & Barbour, P.C

Winchester, Virginia
March 14, 2003

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